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                                                                      Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 25/Amendment No. 261 to Registration Statement No. 333-54464/811-03365 of MetLife Investors USA Separate Account A on Form N-4 of our report dated
April 6, 2007 relating to the financial statements of MetLife Investors USA Separate Account A and our report dated April 10, 2007 relating to the financial statements of MetLife Investors USA Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for certain non-traditional long duration contracts and separate accounts as required by new accounting guidance adopted on January 1, 2004), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 23/Amendment No. 248 to Registration Statement No. 333-54464/811-03365, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants



Tampa, Florida
July 11, 2007